EXHIBIT 99.1
Purchase, New York      Telephone: 914-253-2000      www.pepsico.com

Contacts:	Investor	Media
	Mike Nathenson	Jenny Schiavone
	Senior Vice President, Investor Relations	Director, Enterprise Communications
	914-253-3035	Office: 914-253-3941 Mobile: 203-247-8166
	email: mike.nathenson@pepsi.com	email: jenny.schiavone@pepsico.com
PepsiCo Delivers Solid First-Quarter Results; Reaffirms Full-Year Guidance
•	Delivers Reported Earnings Per Share (EPS) of $0.72; Core* EPS of $0.71
•	Division Operating Results Drive Constant Currency* Core EPS Growth of 8 Percent
•	Reaffirms Full-Year 2009 Guidance of Mid- to High-Single-Digit Constant Currency Net Revenue and Core EPS Growth
PURCHASE, N.Y. (April 20, 2009) – PepsiCo, Inc. (NYSE: PEP) today reported first-quarter 2009 results that reflected solid top- and bottom-line performance on a constant currency basis. The company delivered 6 percent constant currency net revenue growth. The company’s first-quarter constant currency core EPS grew 8 percent, reflecting strong net revenue management, product innovation and cost discipline. Reported EPS grew 3 percent and reported net revenue declined 1 percent.
Indra Nooyi, PepsiCo Chairman and Chief Executive Officer, said: “I am pleased with PepsiCo’s overall performance in the quarter. Our portfolio breadth, geographic reach and operating agility enabled us to deliver strong performance in a challenging global macroeconomic environment. Worldwide, our teams adapted their operating models – from refreshing our beverage lineup, to devising new value initiatives, to enhancing revenue management and expanding Power of One initiatives.”
Nooyi continued, “In addition to meeting our near-term financial commitments, we are focused on delivering growth over the long term by continuing our investments in brand building, innovation and supply-chain transformation. In spite of the economic slowdown, all of our businesses are performing at or above expectations, which gives me confidence in reaffirming our full-year guidance.”

*	Please refer to the Glossary for definitions of constant currency and core. Core results and constant currency core results are non-GAAP financial measures that exclude certain items. Please refer to “Reconciliation of GAAP and Non-GAAP information” in the attached exhibits for a description of these items.

1

Summary of First-Quarter 2009 Division Results

			% Growth
			Constant Currency*		% Growth
				Core**		Core**	Reported
				Division	Reported	Division	Division
			Net	Operating	Net	Operating	Operating
	Volume		Revenue	Profit	Revenue	Profit	Profit
PAF	-2		10	14	4	8	7
FLNA	-1		12	12	10	10	10
QFNA	-1		flat	7	-2	6	5
LAF	-5.5		11	27	-11	1	-1

PAB	-6		-9	-10	-12	-13	-16

PI	4/9	***	17	11	3	-2	-4
Europe	1/7		17	10	-4	-16	-18
AMEA	8/10		18	12	11	11	8

Total Divisions	-1/-1	***	6	6	-1	flat	-1

*	Please refer to the Glossary for definitions of “constant currency” and “core.”

**	The above core results and constant currency core results are non-GAAP financial measures that exclude certain restructuring actions associated with the company’s Productivity for Growth initiative. For more information about our core results, see “Reconciliation of GAAP and Non-GAAP Information” in the attached exhibits.

***	Snacks/beverages
Division Operating Results Summary:
The following discussion of division operating results reflects constant currency net revenue and constant currency core operating profit results.
On a constant currency basis, PepsiCo Americas Foods (PAF) delivered 10 percent net revenue and 14 percent core operating profit growth in the first quarter, despite difficult year-over-year commodity cost comparisons.
On a constant currency basis, Frito-Lay North America (FLNA) had excellent results with 12 percent growth in both net revenue and core operating profit, driven by net revenue management and cost discipline. Volume was down less than 1 percent, primarily due to weight outs to cover commodity cost inflation. Frito-Lay U.S. retail unit sales grew low-single-digits, reflecting strong in-store programming, consumer promotions and marketing campaigns.
As part of its continuing commitment to deliver value to consumers, FLNA recently began to add 20 percent more product into its take-home sized Doritos, Tostitos, Cheetos and Fritos products, without increasing the price.
On a constant currency basis, Quaker Foods North America (QFNA) net revenue was flat and core operating profit grew 7 percent. Core operating profit growth included the final settlement of the insurance claim related to the Cedar Rapids flood that occurred in the second quarter of 2008, which contributed 10 percentage points to growth. Quaker recently launched a new marketing campaign that aligns its entire product portfolio under the optimistic and encouraging umbrella tag line, “Go humans go.” The campaign will focus on communicating the health and wellness benefits of Quaker’s offerings.
On a constant currency basis, Latin America Foods (LAF) net revenue grew 11 percent and core operating profit grew 27 percent. Net revenue and core operating profit growth resulted from pricing actions, including weight outs, and disciplined cost control. Value-oriented promotions, such as Sabritas’ “Money in the Bag” campaign in Mexico, supported pricing actions to offset both commodity inflation and transaction foreign exchange headwinds.
Volume declined 5.5 percent in the quarter as a result of fewer trading days, a shift in the Easter holiday to the second quarter, and pricing actions to cover commodity inflation.
PepsiCo Americas Beverages (PAB) performed in-line with our expectations in the quarter as it completed the restaging of its North America Beverage (NAB) portfolio.
Volume declined 6 percent, partially attributable to the Easter holiday shift to the second quarter as well as challenging overlaps from the successful launch of G2 and Gatorade Tiger in the year-ago period. In North America, volume performance was impacted by a mid-single-digit decline in carbonated soft drinks (CSD) and a double-digit decline in sports drinks. On a constant currency basis, net revenue declined 9 percent and core operating profit was down 10 percent.
NAB’s CSD portfolio showed encouraging momentum in the quarter. Brand Mtn Dew continued to deliver strong performance, growing volume and market share. Brand Pepsi’s “Refresh Everything” marketing campaign was fully launched during the Super Bowl with strong consumer reception.
PepsiCo is continuing to feature innovation across its non-carbonated beverage (NCB) portfolio. G2 grew mid-single-digits in the quarter and was named the most successful 2008 product innovation in the food and beverage category by IRI. In the enhanced water segment, the company re-launched Propel at the end of the first quarter, adding two new sub-lines: Propel Body and Propel Mind, both of which deliver nutritional benefits. SoBe Lifewater and Tropicana’s Trop50 — beverages featuring the all-natural, zero-calorie sweetener PureVia™ — exceeded expectations. And in the energy drink segment, Amp continued to deliver strong growth. In the second quarter, NAB launched a reformulated version of Gatorade Tiger, featuring Theanine, an ingredient which has been shown to increase mental focus during physical activity when combined with carbohydrates and advanced hydration. The company expects that Gatorade will see improved momentum toward the end of the second quarter.

On a constant currency basis, PepsiCo International (PI) delivered double-digit net revenue and core operating profit growth, despite challenging global economic conditions.
On a constant currency basis, PepsiCo Europe’s net revenue and core operating profit were both up double-digits, reflecting strategic net revenue management initiatives, cost discipline across all markets and the impact of acquisitions.
Europe division snacks volume grew 1 percent, including 3 percentage points of growth from the Marbo acquisition. Volume growth was partially offset by the adverse impact of planned weight outs in response to higher input costs and 2 fewer trading days in key markets. Russia snacks achieved low-double-digit volume growth as a result of improved distribution and the strength of locally relevant brand extensions and product innovation, such as Red Caviar flavored Lay’s potato chips. In the United Kingdom, Walkers grew value share across all channels through pricing discipline and the success of its “Do Us a Flavour” promotion.
Europe division beverage volume grew 7 percent in the first quarter. Strong volume growth primarily reflects the Lebedyansky acquisition in Russia, which contributed 14 percentage points to division growth and continues to gain share while maintaining top-line growth. Volume growth in the United Kingdom and Germany was more than offset by declines in the Ukraine and Russia.
In the first quarter, on a constant currency basis, Europe division’s net revenue grew 17 percent and core operating profit grew 10 percent. Acquisitions contributed 13 percentage points to net revenue growth and 8 percentage points to operating profit growth.
The Asia/Middle East/Africa (AMEA) division grew snack volume by 8 percent in the first quarter, building on strong performance in the year-ago period. Volume growth was driven by low-double-digit growth in emerging markets, such as the Middle East, and high-single-digit growth in India and China. These gains were partially offset by a high-single-digit decline in South Africa.
AMEA division beverage volume grew 10 percent. Volume growth was broad-based across geographies and categories, reflecting double-digit growth in the Middle East and India, as well as high-single-digit growth in China.
On a constant currency basis, AMEA first-quarter net revenue growth was 18 percent and core operating profit improved 12 percent. Strong net revenue management drove the top line, while volume growth and cost discipline drove net operating profit. The net impact of acquisitions and divestitures contributed 2.5 percentage points to net revenue growth and decreased core operating profit by 5 percentage points.
Corporate Unallocated
For the quarter, net mark-to-market gains on commodity hedges were $62 million compared with a $4 million loss in the comparable period a year ago. Other corporate unallocated expenses increased $14 million. Net interest expense increased $41 million due to increased borrowings associated with acquisitions, a discretionary pension contribution and share repurchases in the prior year.
PepsiCo’s reported tax rate was 24.7 percent for the first quarter. Excluding the impact of items affecting comparability, PepsiCo’s core tax rate was 24.2 percent for the first quarter. The company expects its full-year reported and core tax rates to be about 27 percent.
Productivity for Growth
The company incurred a pre-tax charge of $25 million in the first quarter of 2009. As previously announced, the company expects the initiatives will be completed in the second quarter of 2009.
Cash Flow
PepsiCo used $266 million in cash for operating activities, reflecting a discretionary $1 billion contribution to its pension fund and $124 million cash payments associated with the Productivity for Growth program. Excluding these items, cash from operating activities was $858 million compared to $520 million in 2008.
2009 Guidance
The company is reaffirming its full-year 2009 guidance for both net revenue and core EPS of mid- to high-single-digit constant currency growth. The company estimates that foreign exchange, at current spot rates, would have a high-single-digit percentage point adverse impact to our full-year constant currency core EPS. The company’s 2008 core EPS was $3.68.
Excluding the impact of its $1 billion discretionary pension contribution (approximately $640 million after-tax cash impact), cash from operating activities is expected to be about $7 billion. The company expects to invest up to $2.1 billion in net capital spending.
The company’s 2009 guidance does not include the impact of the proposed transactions with The Pepsi Bottling Group, Inc. and PepsiAmericas, Inc., which were also announced today.
####
About PepsiCo
PepsiCo is one of the world’s largest food and beverage companies, with 2008 annual revenues of more than $43 billion. The company employs approximately 198,000 people worldwide, and its products are sold in approximately 200 countries. Its principal businesses include: Frito-Lay snacks, Pepsi-Cola beverages, Gatorade sports drinks, Tropicana juices and Quaker foods. The PepsiCo portfolio includes 18 brands that generate $1 billion or more each in annual retail sales. PepsiCo’s commitment to sustainable growth, defined as Performance with Purpose, is focused on generating healthy financial returns while giving back to communities the company serves. This includes meeting consumer needs for a spectrum of convenient foods and beverages, reducing the company’s impact on the environment through water, energy and packaging initiatives, and supporting its employees through a diverse and inclusive culture that recruits and retains world-class talent. PepsiCo is listed on the Dow Jones Sustainability North America Index and the Dow Jones Sustainability World Index. For more information, please visit www.pepsico.com.

Cautionary Statement
This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. If PepsiCo enters into definitive agreements in connection with the proposed transactions with The Pepsi Bottling Group, Inc. (“PBG”) and PepsiAmericas, Inc. (“PAS”) (the “Proposed Transactions”), PepsiCo plans to file with the Securities and Exchange Commission (“SEC”) registration statements on Form S-4 containing proxy statements/prospectuses and other documents with respect to each of the Proposed Transactions and definitive proxy statements/prospectuses would be mailed to shareholders of PBG and PAS. INVESTORS AND SECURITY HOLDERS OF PBG AND PAS ARE URGED TO READ THE PROXY STATEMENTS/PROSPECTUSES AND OTHER DOCUMENTS THAT WOULD BE FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTIONS.
If PepsiCo enters into definitive agreements in connection with the Proposed Transactions, investors and security holders will be able to obtain free copies of the registration statements and the proxy statements/prospectuses (when available) and other documents filed with the SEC by PepsiCo through the website maintained by the SEC at http://www.sec.gov. Free copies of the registration statements and the proxy statements/prospectuses (when available) and other documents filed with the SEC will also be available free of charge on PepsiCo’s internet website at www.pepsico.com or by contacting PepsiCo’s Investor Relations Department at 914-253-3035.
PepsiCo and its directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies in respect of the Proposed Transactions. Information regarding PepsiCo’s directors and executive officers is available in its Annual Report on Form 10-K for the year ended December 27, 2008, which was filed with the SEC on February 19, 2009, and its proxy statement for its 2009 annual meeting of shareholders, which was filed with the SEC on March 24, 2009. Other information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statements/prospectuses and other relevant materials to be filed with the SEC when they become available.
Statements in this release that are “forward-looking statements”, including PepsiCo’s 2009 guidance, are based on currently available information, operating plans and projections about future events and trends. They inherently involve risks and uncertainties that could cause actual results to differ materially from those predicted in such forward-looking statements. Such risks and uncertainties include, but are not limited to: PepsiCo’s ability to enter into definitive agreements with respect to the Proposed Transactions; PepsiCo’s ability to achieve the synergies and value creation contemplated by the Proposed Transactions; PepsiCo’s ability to promptly and effectively integrate the businesses of PBG, PAS and PepsiCo; the timing to consummate the Proposed

Transactions and any necessary actions to obtain required regulatory approvals; the diversion of management time on transaction-related issues; changes in demand for PepsiCo’s products, as a result of shifts in consumer preferences or otherwise; increased costs, disruption of supply or shortages of raw materials and other supplies; unfavorable economic conditions and increased volatility in foreign exchange rates; PepsiCo’s ability to build and sustain proper information technology infrastructure, successfully implement its ongoing business process transformation initiative or outsource certain functions effectively; damage to PepsiCo’s reputation; trade consolidation, the loss of any key customer, or failure to maintain good relationships with PepsiCo’s bottling partners, including as a result of the Proposed Transactions; PepsiCo’s ability to hire or retain key employees or a highly skilled and diverse workforce; changes in the legal and regulatory environment; disruption of PepsiCo’s supply chain; unstable political conditions, civil unrest or other developments and risks in the countries where PepsiCo operates; and risks that benefits from the Productivity for Growth initiative may not be achieved, may take longer to achieve than expected or may cost more than currently anticipated. For additional information on these and other factors that could cause PepsiCo’s actual results to materially differ from those set forth herein, please see PepsiCo’s filings with the SEC, including its most recent annual report on Form 10-K and subsequent reports on Forms 10-Q and 8-K. Investors are cautioned not to place undue reliance on any such forward-looking statements, which speak only as of the date they are made. All information in this communication is as of April 20, 2009. PepsiCo undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.
Miscellaneous Disclosures
Conference Call. At 8:30 a.m. (Eastern Time) today, the company will host a conference call with investors to discuss first-quarter 2009 results and the outlook for full-year 2009. For details, visit the company’s website at www.pepsico.com, under “Financial News” in the “Investors” section.
Reconciliation. In discussing financial results and guidance, the company may refer to certain non-GAAP measures. Reconciliations of any such non-GAAP measures to the most directly comparable financial measures in accordance with GAAP can be found in the attached exhibits, as well as on the company’s website at www.pepsico.com, under “Financial News” in the “Investors” section. Our non-GAAP measures exclude from reported results those items that management believes are not indicative of our ongoing performance and how management evaluates our operating results and trends.
Glossary
Beverage volume: Volume shipped to retailers and independent distributors from both PepsiCo and our bottlers.
Core: Core results are non-GAAP financial measures that exclude the commodity mark-to-market net impact included in corporate unallocated expenses and certain restructuring actions in 2009 for restructuring actions associated with the company’s Productivity for Growth initiative. Core EPS guidance for 2009 excludes commodity mark-to-market net impact and costs associated with the Productivity for Growth initiative, currently expected to be approximately $30 million to $60 million on a pre-tax basis. For more details and reconciliations of our core results, see “Reconciliation of GAAP and Non-GAAP Information” in the exhibits attached hereto.
Constant currency: Financial results (historical and projected) assuming constant foreign currency exchange rates used for translation based on the rates in effect for the comparable period during 2008. In addition, the impact on EPS growth is computed by adjusting core EPS growth by the after-tax foreign currency translation impact on core operating profit growth using PepsiCo’s core effective tax rate.
Division operating profit: The aggregation of the operating profit for each of our reportable segments, which excludes the impact of corporate unallocated expenses.
Effective net pricing: The combined impact of mix and price.
Mark-to-market gain or loss or net impact: Change in market value for commodity contracts that we purchase to mitigate the volatility in costs of energy and raw materials that we consume. The market value is determined based on average prices on national exchanges and recently reported transactions in the marketplace.
Net pricing: The combined impact of list price changes, weight changes per package, discounts and allowances.
Net capital spending: Capital spending less cash proceeds from sales of property, plant and equipment.
Pricing: The impact of list price changes and weight changes per package.
Transaction foreign exchange: The foreign exchange impact on our financial results of transactions, such as purchases of imported raw materials, commodities, or services, occurring in currencies other than the local, functional currency.

PepsiCo, Inc. and Subsidiaries
Summary of PepsiCo First Quarter 2009 Results
(unaudited)

			Constant Currency
	Reported Growth (%)	Core* Growth (%)	Core* Growth (%)
Volume (Servings)	(1)	(1)
Net Revenue	(1)	(1)	6
Operating Profit	2	(1)
Division Operating Profit	(1)	—
Net Income Attributable to PepsiCo	(1)	(3)
Earnings Per Share (EPS)	3	1	8

*	Core results are financial measures that are not in accordance with Generally Accepted Accounting Principles (GAAP) and exclude the commodity mark-to-market net impact included in corporate unallocated expenses and certain restructuring actions in 2009 for restructuring actions associated with our Productivity for Growth initiative. Core growth, on a constant currency basis, assumes constant foreign currency exchange rates used for translation based on the rates in effect for the comparable period during 2008. In addition, core EPS growth, on a constant currency basis, is computed by adjusting core EPS growth by the after-tax foreign currency translation impact on core operating profit growth using PepsiCo’s core effective tax rate. See schedules A-9 through A-12 for a discussion of these items and reconciliations to the most directly comparable financial measures in accordance with GAAP.

A – 1

PepsiCo, Inc. and Subsidiaries
Condensed Consolidated Statement of Income
(in millions, except per share amounts)

	Quarter Ended
	3/21/09	3/22/08
	(unaudited)
Net Revenue	$8,263	$8,333

Costs and Expenses
Cost of sales	3,744	3,834
Selling, general and administrative expenses	2,921	2,930
Amortization of intangible assets	10	12

Operating Profit	1,588	1,557

Bottling Equity Income	25	70
Interest Expense	(98)	(58)
Interest Income	—	1

Income before Income Taxes	1,515	1,570

Provision for Income Taxes	374	418

Net Income	1,141	1,152

Less: Net Income Attributable to Noncontrolling Interests	6	4

Net Income Attributable to PepsiCo	$1,135	$1,148

Diluted
Net Income Attributable to PepsiCo per Common Share	$0.72	$0.70
Average Shares Outstanding	1,570	1,632

A – 2

PepsiCo, Inc. and Subsidiaries
Supplemental Financial Information
(in millions)

	Quarter Ended
	3/21/09	3/22/08
	(unaudited)
Net Revenue

Frito-Lay North America	$3,000	$2,730
Quaker Foods North America	485	495
Latin America Foods	867	971

PepsiCo Americas Foods	4,352	4,196

PepsiCo Americas Beverages	2,088	2,360

Europe	947	984
Asia, Middle East & Africa	876	793

PepsiCo International	1,823	1,777

Total Net Revenue	$8,263	$8,333

Operating Profit

Frito-Lay North America	$697	$633
Quaker Foods North America	175	166
Latin America Foods	164	167

PepsiCo Americas Foods	1,036	966

PepsiCo Americas Beverages	425	504

Europe	98	119
Asia, Middle East & Africa	136	126

PepsiCo International	234	245

Division Operating Profit	1,695	1,715

Corporate — Net Impact of Mark-to-Market on Commodity Hedges	62	(4)
Corporate — Other	(169)	(154)

Corporate Unallocated	(107)	(158)

Total Operating Profit	$1,588	$1,557

A – 3

PepsiCo, Inc. and Subsidiaries
Condensed Consolidated Statement of Cash Flows
(in millions)

	Quarter Ended
	3/21/09	3/22/08
	(unaudited)
Operating Activities
Net income	$1,141	$1,152
Depreciation and amortization	314	303
Stock-based compensation expense	54	72
Restructuring and impairment charges	25	—
Cash payments for restructuring charges	(124)	(18)
Excess tax benefits from share-based payment arrangements	(7)	(53)
Pension and retiree medical plan contributions	(1,042)	(38)
Pension and retiree medical plan expenses	96	104
Bottling equity income, net of dividends	(6)	(52)
Deferred income taxes and other tax charges and credits	(2)	122
Change in accounts and notes receivable	(114)	(353)
Change in inventories	(139)	(175)
Change in prepaid expenses and other current assets	(203)	(335)
Change in accounts payable and other current liabilities	(413)	(308)
Change in income taxes payable	223	151
Other, net	(69)	(52)

Net Cash (Used for)/Provided by Operating Activities	(266)	520

Investing Activities
Capital spending	(298)	(309)
Sales of property, plant and equipment	8	53
Acquisitions	(27)	(146)
Cash proceeds from sale of The Pepsi Bottling Group, Inc. (PBG) and PepsiAmericas, Inc. (PAS) stock	—	80
Short-term investments, net	7	558

Net Cash (Used for)/Provided by Investing Activities	(310)	236

Financing Activities
Proceeds from issuances of long-term debt	1,044	—
Payments of long-term debt	(39)	(254)
Short-term borrowings, net	329	1,978
Cash dividends paid	(669)	(610)
Share repurchases — common	—	(1,460)
Share repurchases — preferred	(1)	(1)
Proceeds from exercises of stock options	91	223
Excess tax benefits from share-based payment arrangements	7	53

Net Cash Provided by/(Used for) Financing Activities	762	(71)

Effect of Exchange Rate Changes on Cash and Cash Equivalents	(62)	9

Net Increase in Cash and Cash Equivalents	124	694

Cash and Cash Equivalents — Beginning of year	2,064	910

Cash and Cash Equivalents — End of period	$2,188	$1,604

A – 4

PepsiCo, Inc. and Subsidiaries
Condensed Consolidated Balance Sheet
(in millions)

	3/21/09	12/27/08
	(unaudited)
Assets
Current Assets
Cash and cash equivalents	$2,188	$2,064
Short-term investments	199	213

Accounts and notes receivable, net	4,601	4,683

Inventories
Raw materials	1,250	1,228
Work-in-process	232	169
Finished goods	1,098	1,125

	2,580	2,522

Prepaid expenses and other current assets	1,291	1,324

Total Current Assets	10,859	10,806

Property, plant and equipment, net	11,306	11,663
Amortizable intangible assets, net	721	732

Goodwill	4,988	5,124
Other nonamortizable intangible assets	1,071	1,128

Nonamortizable Intangible Assets	6,059	6,252

Investments in noncontrolled affiliates	3,782	3,883
Other assets	2,293	2,658

Total Assets	$35,020	$35,994

Liabilities and Equity
Current Liabilities
Short-term obligations	$255	$369
Accounts payable and other current liabilities	7,556	8,273
Income taxes payable	180	145

Total Current Liabilities	7,991	8,787

Long-term debt obligations	9,241	7,858
Other liabilities	5,475	6,541
Deferred income taxes	234	226

Total Liabilities	22,941	23,412

Commitments and Contingencies

Preferred stock, no par value	41	41
Repurchased preferred stock	(139)	(138)

PepsiCo Common Shareholders’ Equity
Common stock	30	30
Capital in excess of par value	233	351
Retained earnings	31,109	30,638
Accumulated other comprehensive loss	(5,698)	(4,694)
Repurchased common stock	(13,892)	(14,122)

Total PepsiCo Common Shareholders’ Equity	11,782	12,203

Noncontrolling interests	395	476

Total Equity	12,079	12,582

Total Liabilities and Equity	$35,020	$35,994

A – 5

PepsiCo, Inc. and Subsidiaries
Supplemental Share and Stock-Based Compensation Data
(in millions, except dollar amounts, and unaudited)

	Quarter Ended
	3/21/09	3/22/08
Beginning Net Shares Outstanding	1,553	1,605
Options Exercised/Restricted Stock Units Converted	3	7
Shares Repurchased	—	(21)

Ending Net Shares Outstanding	1,556	1,591

Weighted Average Basic	1,555	1,599
Dilutive securities:
Options	11	28
Restricted Stock Units	3	4
ESOP Convertible Preferred Stock/Other	1	1

Weighted Average Diluted	1,570	1,632

Average Share Price for the period	$50.84	$71.48
Growth Versus Prior Year	(29)%	12%

Options Outstanding	115	114
Options in the Money	60	114
Dilutive Shares from Options	11	28
Dilutive Shares from Options as a % of Options in the Money	18%	24%

Average Exercise Price of Options in the Money	$43.14	$49.90

Restricted Stock Units Outstanding	7	7
Dilutive Shares from Restricted Stock Units	3	4

Average Intrinsic Value of Restricted Stock Units Outstanding*	$61.07	$63.04

*	Weighted-average intrinsic value at grant date

A – 6

PepsiCo, Inc. and Subsidiaries
Condensed Consolidated Statement of Income
(in millions, except per share amounts, and unaudited)
COMPARISON OF CORE RESULTS*

	Quarter Ended
	3/21/09	3/22/08
	(unaudited)
Net Revenue	$8,263	$8,333

Costs and Expenses
Cost of sales	3,744	3,834
Selling, general and administrative expenses	2,958	2,926
Amortization of intangible assets	10	12

Operating Profit	1,551	1,561

Bottling Equity Income	25	70
Interest Expense	(98)	(58)
Interest Income	—	1

Income before Income Taxes	1,478	1,574

Provision for Income Taxes	358	419

Net Income	1,120	1,155

Less: Net Income Atributable to Noncontrolling Interests	6	4

Net Income Attributable to PepsiCo	$1,114	$1,151

Diluted
Net Income Attributable to PepsiCo per Common Share	$0.71	$0.71
Average Shares Outstanding	1,570	1,632

*	Core results are non-GAAP financial measures that exclude the commodity mark-to-market net impact included in corporate unallocated expenses and certain restructuring actions in 2009 for restructuring actions associated with our Productivity for Growth initiative. See schedules A-9 through A-12 for a discussion of these items and reconciliations to the most directly comparable financial measures in accordance with GAAP.

A – 7

PepsiCo, Inc. and Subsidiaries
Supplemental Financial Information
(in millions and unaudited)
COMPARISON OF CORE RESULTS*

	Quarter Ended
	3/21/09	3/22/08
	(unaudited)
Net Revenue

Frito-Lay North America	$3,000	$2,730
Quaker Foods North America	485	495
Latin America Foods	867	971

PepsiCo Americas Foods	4,352	4,196

PepsiCo Americas Beverages	2,088	2,360

Europe	947	984
Asia, Middle East & Africa	876	793

PepsiCo International	1,823	1,777

Total Net Revenue	$8,263	$8,333

Operating Profit

Frito-Lay North America	$699	$633
Quaker Foods North America	176	166
Latin America Foods	167	167

PepsiCo Americas Foods	1,042	966

PepsiCo Americas Beverages	438	504

Europe	101	119
Asia, Middle East & Africa	139	126

PepsiCo International	240	245

Division Operating Profit	1,720	1,715

Corporate Unallocated	(169)	(154)

Total Operating Profit	$1,551	$1,561

*	Core results are non-GAAP financial measures that exclude the commodity mark-to-market net impact included in corporate unallocated expenses and certain restructuring actions in 2009 for restructuring actions associated with our Productivity for Growth initiative. See schedules A-9 through A-12 for a discussion of these items and reconciliations to the most directly comparable financial measures in accordance with GAAP.

A – 8

Reconciliation of GAAP and Non-GAAP Information
(unaudited)
Division operating profit, core results and core results on a constant currency basis are non-GAAP financial measures as they exclude certain items noted below. However, we believe investors should consider these measures as they are more indicative of our ongoing performance and with how management evaluates our operational results and trends.
In the first quarter of 2009, we recognized $62 million of mark-to-market net gains on commodity hedges in corporate unallocated expenses. In the first quarter of 2008, we recognized $4 million of mark-to-market net losses on commodity hedges in corporate unallocated expenses. In the full-year 2008, we recognized $346 million of mark-to-market net losses on commodity hedges in corporate unallocated expenses. We centrally manage commodity derivatives on behalf of our divisions. Certain of these commodity derivatives do not qualify for hedge accounting treatment and are marked to market with the resulting gains and losses recognized in corporate unallocated expenses. These gains and losses are subsequently reflected in division results when the divisions take delivery of the underlying commodity.
As a result of our previously initiated Productivity for Growth program, we recorded restructuring and impairment charges of $25 million in the first quarter of 2009. In the full-year 2008, we recorded restructuring and impairment charges of $543 million in connection with this program. The program includes actions in all segments of the business, including the closure of six plants that we believe will increase cost competitiveness across the supply chain, upgrade and streamline our product portfolio and simplify the organization for more effective and timely decision-making.
In addition, in the full-year 2008, Pepsi Bottling Group, Inc. (PBG) implemented a restructuring initiative across all of its geographic segments. PBG also recognized an asset impairment charge related to its business in Mexico. Consequently, in 2008, we recorded a non-cash charge of $138 million, included in bottling equity income, as part of recording our share of PBG’s financial results.
We believe investors should consider the following non-GAAP financial measures with respect to our first quarter results:
•	Our 2009 net revenue growth on a constant currency basis;

•	Our 2009 and 2008 division operating profit and our 2009 division operating profit growth;

•	Our 2009 division operating profit excluding the impact of restructuring and impairment charges; and our 2009 division operating profit growth excluding the impact of restructuring and impairment charges, as well as on a constant currency basis;

•	Our 2009 total operating profit excluding the impact of restructuring and impairment charges and the mark-to-market net gains on commodity hedges and our 2008 total operating profit excluding the impact of the mark-to-market net losses on commodity hedges;

•	Our 2009 effective tax rate excluding the impact of restructuring and impairment charges and the mark-to-market net gains on commodity hedges;

•	Our 2009 diluted EPS excluding the impact of restructuring and impairment charges and the mark-to-market net gains on commodity hedges; our 2008 diluted EPS excluding the impact of the mark-to-market net losses on commodity hedges; and our 2009 diluted EPS growth excluding the impact of restructuring and impairment charges and the mark-to-market net gains or losses on commodity hedges, on a constant currency basis; and

•	Our 2009 net cash used for operating activities, excluding the impact of a $1 billion discretionary pension contribution and cash payments associated with the Productivity for Growth program.
We believe investors should consider the following non-GAAP financial measures with respect to our projected 2009 full-year results and our 2008 full-year results:
•	Our full-year projected 2009 net cash provided by operating activities, excluding the impact of a $1 billion ($640 million after-tax) discretionary pension contribution; and

•	Our 2008 diluted EPS excluding the impact of restructuring and impairment charges, mark-to-market net losses on commodity hedges, and our share of PBG’s restructuring and impairment charges.
We are not able to reconcile our full-year projected 2009 constant currency results to our full-year projected 2009 reported results because we are unable to predict the 2009 full-year impact of foreign exchange or the mark-to-market net gains or losses on commodity hedges due to the unpredictability of future changes in foreign exchange rates and commodity prices. Therefore, we are unable to provide a reconciliation of these measures.

A – 9

Reconciliation of GAAP and Non-GAAP Information (cont.)
($ in millions, except per share amounts and as otherwise noted, unaudited)
Operating Profit Growth Reconciliation

Quarter Ended
3/21/09
Division Operating Profit Growth	(1)%
Impact of Corporate Unallocated	3

Reported Total Operating Profit Growth	2%

Effective Tax Rate Reconciliation

	Quarter Ended
	3/21/09
	Pre-Tax	Income	Effective
	Income	Taxes	Tax Rate
Reported Effective Tax Rate	$1,515	$374	24.7%
Impact of Mark-to-Market Net Gains	(62)	(22)
Impact of Restructuring and Impairment Charges	25	6

Effective Tax Rate Excluding above Items	$1,478	$358	24.2%

Diluted EPS Reconciliation

	Quarter Ended
	3/21/09		3/22/08		Growth
Reported Diluted EPS	$0.72		$0.70		3%

Impact of Mark-to-Market Net Gains	(0.03)		—
Impact of Restructuring and Impairment Charges	0.01		—

Diluted EPS Excluding above Items	$0.71	*	$0.71	*	1%

Impact of Foreign Currency Translation					7

Diluted EPS Excluding above Items, on a constant currency basis					8%

*	Does not sum due to rounding
Diluted EPS Reconciliation

	Year Ended
	12/27/08
Reported Diluted EPS	$3.21
Impact of Mark-to-Market Net Losses	0.14
Impact of Restructuring and Impairment Charges	0.25
Impact of PBG’s Restructuring and Impairment Charges	0.07

Diluted EPS Excluding above Items	$3.68	*

*	Does not sum due to rounding
Net Cash Provided by Operating Activities Reconciliation (in whole dollars)

2009
Guidance
Net Cash Provided by Operating Activities	>$6 billion
Discretionary Pension Contribution (After-Tax)	~640 million

Net Cash Provided by Operating Activities Excluding above Item	~$7 billion

A – 10

Reconciliation of GAAP and Non-GAAP Information (cont.)
Reported Growth and Growth Excluding the Impact of Restructuring and Impairment Charges and Foreign Currency Translation
(unaudited)

	Quarter Ended
	3/21/09
	Net Revenue	Operating Profit
Frito-Lay North America
Reported Growth	10%	10%
Impact of Restructuring and Impairment Charges	—	—

Growth Excluding Impact of Restructuring and Impairment Charges	10	10
Impact of Foreign Currency Translation	2	1

Growth Excluding Impact of above Item, on a constant currency basis	12%	12%*

Quaker Foods North America
Reported Growth	(2)%	5%
Impact of Restructuring and Impairment Charges	—	—

Growth Excluding Impact of Restructuring and Impairment Charges	(2)	6 *
Impact of Foreign Currency Translation	2	1

Growth Excluding Impact of above Item, on a constant currency basis	—%	7%

Latin America Foods
Reported Growth	(11)%	(1)%
Impact of Restructuring and Impairment Charges	—	2

Growth Excluding Impact of Restructuring and Impairment Charges	(11)	1
Impact of Foreign Currency Translation	22	26

Growth Excluding Impact of above Item, on a constant currency basis	11%	27%

PepsiCo Americas Foods
Reported Growth	4%	7%
Impact of Restructuring and Impairment Charges	—	1

Growth Excluding Impact of Restructuring and Impairment Charges	4	8
Impact of Foreign Currency Translation	6	6

Growth Excluding Impact of above Item, on a constant currency basis	10%	14%

PepsiCo Americas Beverages
Reported Growth	(12)%	(16)%
Impact of Restructuring and Impairment Charges	—	2.5

Growth Excluding Impact of Restructuring and Impairment Charges	(12)	(13)*
Impact of Foreign Currency Translation	2	3

Growth Excluding Impact of above Item, on a constant currency basis	(9)%*	(10)%

Europe
Reported Growth	(4)%	(18)%
Impact of Restructuring and Impairment Charges	—	2

Growth Excluding Impact of Restructuring and Impairment Charges	(4)	(16)
Impact of Foreign Currency Translation	21	25

Growth Excluding Impact of above Item, on a constant currency basis	17%	10%*

Asia, Middle East & Africa
Reported Growth	11%	8%
Impact of Restructuring and Impairment Charges	—	2

Growth Excluding Impact of Restructuring and Impairment Charges	11	11 *
Impact of Foreign Currency Translation	7	2

Growth Excluding Impact of above Item, on a constant currency basis	18%	12%*

*	Does not sum due to rounding

A – 11

Reconciliation of GAAP and Non-GAAP Information (cont.)
Reported Growth and Growth Excluding the Impact of Restructuring and Impairment Charges and Foreign Currency Translation
(unaudited)

	Quarter Ended
	3/21/09
	Net Revenue	Operating Profit
PepsiCo International
Reported Growth	3%	(4)%
Impact of Restructuring and Impairment Charges	—	2

Growth Excluding Impact of Restructuring and Impairment Charges	3%	(2)
Impact of Foreign Currency Translation	15	13

Growth Excluding Impact of above Item, on a constant currency basis	17%*	11%

Total Divisions
Reported Growth	(1)%	(1)%
Impact of Restructuring and Impairment Charges	—	1

Growth Excluding Impact of Restructuring and Impairment Charges	(1)%	—
Impact of Foreign Currency Translation	7	6

Growth Excluding Impact of above Item, on a constant currency basis	6%	6%

*	Does not sum due to rounding

A – 12